10f-3 REPORT

        SMITH BARNEY AGGRESSIVE GROWTH FUND INC.

          March 1, 2000 through May 31, 2000

                    Trade                                             % of
Issuer              Date    Selling Dealer           Amount     Price Issue(1)

Palm Inc.           3/1/00  Goldman, Sachs           $239,970  $38.00 0.07%A
Net 2000 Comm.      3/6/00  Lehman Brothers          394,600    20.00 0.41B
First World Comm.   3/7/00  Lehman Brothers          838,440    17.00 0.50C
Infineon Technology 3/13/00 Goldman, Sachs           33,479     33.92 0.01D
Digitas             3/13/00 Morgan Stanley D.W.      295,920    24.00 0.27E
Radvision           3/13/00 Lehman Brothers          197,300    20.00 0.26F
AT&T Wireless Group 4/26/00 Merrill - Goldman, Sachs 1,090,910  29.50 0.12G


(1) Represents purchases by all affiliated funds; may not exceed
25% of the principal amount of the offering.

A - Includes purchases of $366,510 by other SB Mutual Funds.
B - Includes purchases of $602,800 by other SB Mutual Funds.
C - Includes purchases of $11,560 by other SB Mutual Funds.
D - Includes purchases of $305,212 by other SB Mutual Funds.
E - Includes purchases of $304,080 by other SB Mutual Funds.
F - Includes purchases of $2,700 by other SB Mutual Funds.
G - Includes purchases of $9,971,590 by other SB Mutual Funds.


                     10f-3 REPORT

        SMITH BARNEY AGGRESSIVE GROWTH FUND INC.

          June 1, 2000 through August 31, 2000

                       Trade                                           % of
Issuer                 Date    Selling Dealer           Amount  Price  Issue(1)

Alcelis                3/1/00  Goldman Sachs          $242,220  $22.00 0.48%A
Network Engines        3/6/00  Thomas Weisel Partners 103,955   17.00  0.38B
Tycom                  3/7/00  Goldman Sachs          5,470,400 32.00  0.36C
Genencor International 3/13/00 Merrill Lynch          351,540   18.00  0.29D
Microtune              3/13/00 Goldman Sachs          38,960    16.00  0.06E
Genaissance            3/13/00 DBKS                   6,500     13.00  0.12F
WJ Communications      4/26/00 Chase H & Q            15,280    16.00  0.53G


(1) Represents purchases by all affiliated funds; may not exceed
25% of the principal amount of the offering.

A - Includes purchases of $1,407,780 by other SB Mutual Funds. B - Includes purchases of $321,045 by other SB Mutual Funds.
C - Includes purchases of $2,529,600 by other SB Mutual Funds. D - Includes purchases of $8,460 by other SB Mutual Funds.
E - Includes purchases of $1,040 by other SB Mutual Funds.
F - Includes purchases of $6,500 by other SB Mutual Funds.
G - Includes purchases of $16,720 by other SB Mutual Funds.